                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. __)

         Filed by the Registrant  [X]

         Filed by a Party other than the Registrant  [ ]

         Check the appropriate box:

         [ ]  Preliminary Proxy Statement

         [X]  Definitive Proxy Statement

         [ ]  Definitive Additional Materials

         [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
              Section 240.14a-12

         [ ]  Confidential, for Use of the Commission Only
              (as permitted by Rule 14a-6(e)(2))

                                   IGI, Inc.
         ...................................................................
                   (Name of Registrant as Specified in Its Charter

         ...................................................................
                      (Name of Person(s) Filing Proxy Statement
                            if other than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
              14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

         [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

              1) Title of each class of securities to which transaction applies:

                   ........................................................

              2) Aggregate number of securities to which transaction applies:

                   ........................................................

              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                   ........................................................

              4)   Proposed maximum aggregate value of transaction:

                   ........................................................

              5)   Total fee paid:

                   ........................................................

         [ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the pervious filing by registration statement number, or the Form or Schedule and the date of its filing.

              1)   Amount Previously Paid:

                   ........................................................

              2)   Form, Schedule or Registration Statement No.:

                   ........................................................

              3)   Filing Party:

                   ........................................................

              4)   Date Filed:

                   ........................................................

                                   IGI, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1995

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of IGI, Inc., a Delaware corporation (the 'Company'), will be held on Tuesday, May 9, 1995 at 10:00 a.m. at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts (the 'Meeting') for the purpose of considering and voting upon the following matters:

          1. To elect nine directors to serve until the next Annual Meeting of Stockholders.

          2. To approve amendments to the Company's 1991 Stock Option Plan (i) increasing the number of shares of Common Stock authorized for issuance from 1,200,000 to 1,900,000 shares, (ii) limiting to 100,000 the number of shares for which options may be granted in any calendar year to any one person and (iii) providing that options may be granted to consultants and advisors to the Company.

          3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the current fiscal year.

          4. To consider and vote upon a stockholder-proposed resolution relating to the location of the Company's annual meetings.

          5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Friday, March 24, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1994, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                         By Order of the Board of Directors,

                                         HENRY A. MALKASIAN,
                                         Secretary

April 14, 1995

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                   IGI, INC.

                         WHEAT ROAD AND LINCOLN AVENUE
                            BUENA, NEW JERSEY 08310

                         ------------------------------
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1995
                         ------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IGI, Inc. (the 'Company') for use at the Annual Meeting of Stockholders to be held on Tuesday, May 9, 1995 at 10:00 a.m. at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, and at any adjournments thereof (the 'Meeting').

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of proposals 1, 2 and 3 set forth in the accompanying Notice of Meeting and against proposal 4. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

     Only the record holders of shares of common stock, $.01 par value per share, of the Company (the 'Common Stock') at the close of business on March 24, 1995 may vote at the Meeting. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting. On March 24, 1995, there were 8,923,057 shares of Common Stock outstanding.

     The Notice of Meeting, this Proxy Statement, the enclosed Proxy and the Company's Annual Report for the year ended December 31, 1994 are being mailed to stockholders on or about April 14, 1995.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of March 15, 1995 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the Chief Executive Officer and the five executive officers of the Company listed in the 'Summary Compensation Table' below (collectively, the 'Named Executive Officers') and
(iv) the directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                                                     NUMBER        PERCENT
BENEFICIAL OWNER                                                                    OF SHARES      OF CLASS
- - -------------------------------------------------------------------------------    -----------   ----------
Edward B. Hager, M.D. .........................................................      919,500(1)       10.0%
  Pinnacle Mountain Farms
  Lyndeboro, NH 03082
John P. Gallo .................................................................      583,397(2)        6.3%
  1772 Garwood Lane
  Vineland, NJ 08360
Stephen J. Morris .............................................................      559,435(3)        6.3%
  66 Navesink Avenue
  Rumson, New Jersey

                                                                                     NUMBER        PERCENT
BENEFICIAL OWNER                                                                    OF SHARES     OF CLASS
- - -------------------------------------------------------------------------------    -----------   -----------
Jane E. Hager .................................................................      524,500(4)        5.8%
  Pinnacle Mountain Farms
  Lyndeboro, NH 03082
Henry A. Malkasian.............................................................      383,000(5)        4.2%
David G. Pinosky, M.D..........................................................      264,900(6)        2.9%
John O. Marsh, Jr..............................................................       50,000(7)          *
Dick Cheney....................................................................       30,000(8)          *
Terrence O'Donnell.............................................................       30,000(8)          *
Constantine L. Hampers, M.D....................................................       23,000(9)          *
Donald F.H. Wallach, M.D.......................................................          716             *
Stephen G. Hoch................................................................       33,750(10)         *
Denis M. O'Donnell, M.D........................................................       25,250(11)         *
Lawrence N. Zitto..............................................................       40,875(12)         *
All executive officers and directors, as a group
(16 Persons)...................................................................    3,007,077(13)       29.8%

- - ------------------

        *  Less than 1% of the Common Stock outstanding.
      (1)  Includes 295,000 shares which Dr. Hager may acquire pursuant to stock options exercisable within 60 days after March 15, 1995, but does not include any of the shares (listed below) beneficially owned by Dr. Hager's wife, Jane E. Hager, as to which Dr. Hager disclaims beneficial ownership.
      (2)  Includes 295,000 shares which Mr. Gallo may acquire pursuant to stock options exercisable within 60 days after March 15, 1995.
      (3)  The information reported is based on a Schedule 13D dated June 13, 1994 and filed with the Securities and
           Exchange Commission by Stephen J. Morris. Mr. Morris has sole voting power with respect to 549,400 shares, shared voting power with respect to 10,035 shares and sole investment power with respect to 559,435 shares.
      (4)  Includes 500 shares held by Mrs. Hager's father, as to which shares Mrs. Hager exercises voting and investment control; but does not include any of the shares (listed above) beneficially owned by Dr. Hager, as to which Mrs. Hager disclaims beneficial ownership. Also includes 100,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 15, 1995.
      (5)  Includes 100,000 shares which may be acquired pursuant to stock options exercisable within 60 days after
           March 15, 1995. Also includes 2,000 shares held by Mr. Malkasian's wife. Mr. Malkasian disclaims beneficial ownership of his wife's shares.
      (6)  Includes 100,000 shares which may be acquired pursuant to stock options exercisable within 60 days after
           March 15, 1995.
      (7)  Consists of 50,000 shares which may be acquired pursuant to stock options exercisable within 60 days after
           March 15, 1995.
      (8)  Consists of 30,000 shares which may be acquired pursuant to stock options exercisable within 60 days after
           March 15, 1995.
      (9)  Includes 20,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March
           15, 1995.
     (10)  Consists of 33,750 shares which may be acquired pursuant to stock options exercisable within 60 days after
           March 15, 1995.
     (11)  Consists of 25,250 shares which may be acquired pursuant to stock options exercisable within 60 days after
           March 15, 1995.

     (12)  Includes 25,875 shares which may be acquired pursuant to stock options exercisable within 60 days after March
           15, 1995.
     (13)  Includes 1,176,625 shares which may be acquired pursuant to stock options exercisable within 60 days after
           March 15, 1995, 500 shares described in footnote 4, and 2,000 shares described in footnote 5.

     The Company owns 72.4% of the outstanding Class A Common Stock of Molecular Packaging Systems, Inc. ('MPS'), which in turn owns 100% of the capital stock of Micro Vesicular Systems, Inc. ('MVS'). The remaining 27.6% of the Class A Common Stock of MPS is owned by the following: Dr. Donald F.H. Wallach, a former Vice President of the Company and the former President of MPS and MVS -- 12.2%, Dr. Hager and trusts for the benefit of Dr. Hager's minor children -- 9.2%, Mr. Gallo -- 4.2%, and the balance of the shares are held by scientists of the Company. The Company also owns 100% of the outstanding shares of the Class B Common Stock of MPS. See 'Certain Relationships and Related Transactions.'

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during 1994 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, with the following exceptions. Dr. Wallach, a former Vice President of the Company and the former President of MPS and MVS, failed to file on a timely basis a Statement of Changes in Beneficial Ownership on Form 4 reflecting the sale of shares of Common Stock. Dr. Wallach's Annual Statement of Changes in Beneficial Ownership on Form 5 also reflected three sales of Common Stock that were not reported earlier on a Form 4.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock outstanding shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock present, or represented, and entitled to vote is required to approve the amendments to the Company's 1991 Stock Option Plan. The affirmative vote of the holders of a majority of the shares of Common Stock cast is required for the ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company and for approval of the stockholder-proposed resolution relating to the location of the Company's annual meetings.

     Shares which abstain from voting as to a particular matter, and shares held in 'street name' by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes cast in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and 'broker non-votes' will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on the matter.

     However, abstentions will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention with respect to a matter requiring the vote of a certain percentage of the shares present, or represented, and entitled to vote has the same effect as a vote 'against' the matter. Broker non-votes will not be considered as present and entitled to vote with respect to such a matter and will thus have no effect on the voting on such matter.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     The persons named as proxies in the accompanying Proxy intend (unless authority to vote therefor is specifically withheld) to vote for the election of the nine persons named below as directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. Each nominee is presently serving as a director of the Company and has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees becomes unavailable to serve as a director, the persons named as proxies in the accompanying Proxy may vote the Proxy for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     The following table sets forth certain information with respect to the nominees:

                                                         DIRECTOR        PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
NAME                                           AGE         SINCE          DURING PAST FIVE YEARS AND OTHER DIRECTORSHIPS
- - -----------------------------------------  -----------  -----------  --------------------------------------------------------
Edward B. Hager, M.D. ...................          63         1977   Chairman of the Board of Directors and Chief Executive
                                                                       Officer of IGI, Inc. since 1977; Dr. Hager is the
                                                                       husband of Jane E. Hager.
John P. Gallo............................          52         1985   President and Chief Operating Officer of IGI, Inc. since
                                                                       1985; Vice President of IGI, Inc. from 1983 to 1984;
                                                                       Vice President of Vineland Laboratories, Inc. and
                                                                       Evsco Pharmaceutical Corp. from 1973 to 1983.
Henry A. Malkasian.......................          78         1977   Secretary of IGI, Inc.; Member of law firm of Malkasian
                                                                       & Budge, Wellesley, MA since 1990; Member of the law
                                                                       firm of Malkasian & Goglia, Wellesley, MA from 1980 to
                                                                       1990.
Jane E. Hager............................          49         1977   Chairman of the Board of Directors of JH Development
                                                                       Corp. (real estate development), Amherst, NH since
                                                                       1985; President of Prescott Investment Corp. (real
                                                                       estate development), Lyndeboro, NH since 1991; former
                                                                       Treasurer and Secretary of IGI, Inc.; Director of
                                                                       Fleet Bank-NH, Nashua, NH since 1986; Trustee of the
                                                                       University System of New Hampshire; Director of
                                                                       Crotched Mountain Rehabilitation Foundation,
                                                                       Greenfield, NH; Overseer of Dartmouth Mary Hitchcock
                                                                       Hospital; Incorporator of New Hampshire Charitable
                                                                       Fund, Concord, NH; Mrs. Hager is the wife of Edward B.
                                                                       Hager.
David G. Pinosky, M.D. ..................          65         1980   Member of the faculty of the University of Miami School
                                                                       of Medicine since 1963; Medical Director, Psychiatric
                                                                       Unit, Palmetto General Hospital, Hialeah, FL since
                                                                       1986; President, Miami Psychiatric Associates since
                                                                       1971; Medical Director of Highland Park General
                                                                       Hospital, Miami, FL from 1971 to 1986.

                                                         DIRECTOR        PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
NAME                                           AGE         SINCE          DURING PAST FIVE YEARS AND OTHER DIRECTORSHIPS
- - -----------------------------------------  -----------  -----------  --------------------------------------------------------
John O. Marsh, Jr. ......................          68         1991   Of Counsel to the law firm of Hazel & Thomas, P.C.,
                                                                       Falls Church, VA since January 1995 and Member from
                                                                       1990 through 1994; Chairman of the Reserve Forces
                                                                       Policy Board since November 1989; Legislative Counsel
                                                                       to Secretary of Defense, 1989; Secretary of the Army
                                                                       from 1981 to 1989; Acting Assistant Secretary of
                                                                       Defense for Special Operations and Low Intensity
                                                                       Conflict, 1988; Counsellor with Cabinet rank to
                                                                       President Ford from 1974 to 1977; Assistant for
                                                                       National Security Affairs to Vice President Ford, from
                                                                       February 1974 to August 1974; Assistant Secretary of
                                                                       Defense from 1973 to 1974; U.S. Representative in
                                                                       Congress from the Seventh District of Virginia from
                                                                       1963 to 1971 and member of Appropriations Committee
                                                                       from 1965 to 1971.
Dick Cheney..............................          54         1993   Senior Fellow at the American Enterprise Institute since
                                                                       January 1993; Secretary of Defense from March 1989 to
                                                                       January 1993; United States Representative from
                                                                       Wyoming from January 1979 to March 1989; Assistant to
                                                                       the President and White House Chief of Staff under
                                                                       President Ford from November 1975 to January 1977;
                                                                       Deputy Assistant to President Ford from 1974 to
                                                                       November 1975; Vice President of Bradley, Woods and
                                                                       Company, an investment firm, from 1973 to August 1974;
                                                                       Director of US West, Inc., Union Pacific Corporation,
                                                                       Morgan Stanley Group Inc. and Procter & Gamble
                                                                       Company.
Terrence O'Donnell.......................          51         1993   Member of law firm of Williams & Connolly, Washington,
                                                                       D.C. since March 1992 and from March 1977 to October
                                                                       1989; General Counsel of Department of Defense from
                                                                       October 1989 to March 1992; Special Assistant to
                                                                       President Ford from August 1974 to January 1977;
                                                                       Deputy Special Assistant to President Nixon from May
                                                                       1972 to August 1974.
Constantine L. Hampers, M.D..............          62         1994   Chairman of the Board of Directors and Chief Executive
                                                                       Officer of National Medical Care, Inc., a provider of
                                                                       in-center and home kidney dialysis services and
                                                                       products, since 1968; Executive Vice President of W.
                                                                       R. Grace & Co. ('W. R. Grace') since 1991; Director of
                                                                       Artificial Kidney Services at Peter Bent Brigham
                                                                       Hospital and Assistant Professor of Medicine at
                                                                       Harvard University School of Medicine prior to 1968
                                                                       and for several years thereafter; Director of W. R.
                                                                       Grace.

     For information relating to shares of the Company owned by each of the directors, see 'Beneficial Ownership of Common Stock.'

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met five times (including a telephone conference meeting) during 1994. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served. The Board of Directors has an Executive Committee, an Audit Committee, an Independent Committee of Outside Directors, a Financial Affairs Committee and a Compensation and Stock Option Committee.

     The Executive Committee, whose members are Dr. Hager, Mr. Gallo and Mrs. Hager, has the authority to exercise the powers of the Board of Directors between Board meetings. The Audit Committee, whose members are Dr. Pinosky, Messrs. Marsh and O'Donnell (Chairman) and Mrs. Hager, reviews the audit of the Company's accounts, monitors the effectiveness of the audit and evaluates the scope of the audit. The Independent Committee of Outside Directors, whose members are Drs. Hampers and Pinosky and Messrs. Cheney, Marsh, Malkasian (Chairman) and O'Donnell, reviews and approves transactions with the Company's majority-owned subsidiaries. The Financial Affairs Committee, whose members are Dr. Hampers, Messrs. Cheney, Marsh and O'Donnell and Mrs. Hager (Chairman), advises management with respect to the investment of the Company's liquid assets. The Compensation and Stock Option Committee, whose members are Drs. Hampers and Pinosky and Messrs. Marsh (Chairman), Malkasian and O'Donnell, reviews and recommends salaries and other compensatory benefits for the principal officers of the Company and grants stock options to key employees of the Company and its subsidiaries. During 1994, the Executive Committee met seven times, the Audit Committee met two times, the Independent Committee of Outside Directors met three times and the Compensation and Stock Option Committee met once. The Financial Affairs Committee did not meet during 1994. The Company has no nominating committee of the Board of Directors.

     In May 1990, Dr. Hager, Chairman and Chief Executive Officer of the Company, entered a modified guilty plea in United States federal court to one count of aiding and abetting the importation of a single mountain lion pelt possessed in violation of Mexican law. Also in 1990, Dr. Hampers, a director of the Company, consented to the entry of a misdemeanor finding and the payment of a fine in connection with the importation of skins of endangered species in violation of federal law. The events described above arose out of a 1985 Mexican hunting trip of Drs. Hager and Hampers.

DIRECTOR COMPENSATION AND STOCK OPTIONS

     Each director not employed by the Company receives $2,000 for each meeting of the Board of Directors he or she attends. See 'Proposal 2 -- Proposed Amendments to the 1991 Stock Option Plan -- Director Options' for a description of stock options awarded to the Company's non-employee directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Malkasian is a member of Malkasian & Budge, Wellesley, Massachusetts, and Mr. Marsh is Of Counsel to Hazel & Thomas, P.C., Falls Church, Virginia. Both Malkasian & Budge and Hazel & Thomas provided certain legal services to the Company in 1994.

     In October 1989, the Company advanced $200,000 to Dr. Wallach, a former Vice President of the Company and the former President of each of MPS and MVS, in connection with Dr. Wallach's purchase of a home. Dr. Wallach issued the Company a note bearing interest at the prime rate plus 1/4% per annum and secured by 150 shares of MPS Class A Common Stock. As of March 15, 1995, the amount of indebtedness outstanding was $196,229, including accrued interest. The largest amount of indebtedness outstanding under the note since January 1, 1994 was $223,863.

     In November 1990, the Company advanced $70,000 to Mr. Gallo, the President of the Company, for educational expenses of his children. Mr. Gallo issued the Company a note bearing interest at the prime rate plus 1/4% per annum and secured by 10,000 shares of Common Stock. As of March 15,

1995, the amount of indebtedness outstanding was $98,446, which is the largest amount of indebtedness outstanding under the note since January 1, 1994.

     In January 1993, Kevin Bratton, Vice President and Treasurer of the Company, borrowed $100,000 from the Company in connection with the exercise of a stock option granted to him on March 14, 1983. Mr. Bratton issued the Company a note that bears interest at the prime rate plus 1/4% per annum and is secured by the 18,939 shares of Common Stock issued to Mr. Bratton upon exercise of the stock option. As of March 15, 1995, the amount of indebtedness outstanding was approximately $116,807, which is the largest amount of indebtedness outstanding under the note since January 1, 1994.

     The Company has a $12,000,000 revolving credit facility and a $6,000,000 working capital line of credit with Fleet Bank -- NH. Mrs. Hager, a director of the Company, has been a director of Fleet Bank -- NH since 1986.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the five most highly compensated executive officers of the Company who received compensation in excess of $100,000 during 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                       ANNUAL COMPENSATION            -------------
                                             ---------------------------------------   SECURITIES
                                                                      OTHER ANNUAL     UNDERLYING       ALL OTHER
            NAME AND                           SALARY       BONUS    COMPENSATION(1)   OPTIONS(2)    COMPENSATION(3)
       PRINCIPAL POSITION           YEAR         ($)         ($)           ($)             (#)             ($)
- - --------------------------------  ---------  -----------  ---------  ---------------  -------------  ---------------
Edward B. Hager ................     1994    $   285,500  $  55,000     $   1,475          50,000       $   9,643
  Chief Executive Officer            1993        259,545     35,000            --          50,000           9,534
                                     1992        235,950     30,000         1,538          50,000           9,795
John P. Gallo ..................     1994        285,500     50,000        38,668          50,000           9,643
  President and Chief                1993        259,545     30,000        35,387          50,000           9,534
  Operating Officer                  1992        235,950     25,000        38,340          50,000           9,795
Donald F. H. Wallach ...........     1994        219,615     50,000         3,575              --           9,198
  Vice President of the              1993        199,650     10,000         4,831              --           9,110
  Company and President              1992        181,500     17,000        12,219              --           9,533
  of Molecular Packaging
  Systems, Inc. and
  Micro Vesicular
  Systems, Inc.(4)
Stephen G. Hoch ................     1994        177,021      5,000         7,200           8,000           9,528
  Vice President                     1993        168,732      5,000        24,998              --           9,365
                                     1992        149,808         --         7,200          20,000           5,693
Denis M. O'Donnell .............     1994        169,500     25,000         7,200           8,000           9,487
  Vice President                     1993        169,808     10,000         7,200          10,000           9,647
                                     1992        156,828         --         7,701           8,000           2,389
Lawrence N. Zitto ..............     1994        128,999      7,000         7,200          10,000           9,189
  Vice President                     1993        115,952      7,000         6,500          10,000           9,819
                                     1992        105,451      7,000         6,000           7,000           9,144

- - ------------------
(1) The amounts shown in this column represent automobile allowances, relocation expenses, medical expense reimbursements, housing allowances and compensation for unused vacation time. Mr. Gallo received $32,943 in 1994 as compensation for unused vacation time.

(2) The Company has never granted any stock appreciation rights.

(3) The amounts shown in this column represent premiums for group life insurance and medical insurance paid by the Company and the Company's contributions under its 401(k) plan. The group life insurance premiums paid by the Company for each of Drs. Hager, Wallach and O'Donnell and Messrs. Gallo, Hoch and Zitto for the last fiscal year were $1,270, $825, $1,270, $1,270 $1,270 and $1,270, respectively. The medical insurance premiums paid by the Company to each of Drs. Hager, Wallach and O'Donnell and Messrs. Gallo, Hoch and Zitto were $7,101. The Company's matching contributions under its 401(k) savings plan to each of Drs. Hager, Wallach and O'Donnell and Messrs. Gallo, Hoch and Zitto for the last fiscal year were $1,272, $1,272, $1,116, $1,272, $1,157 and $818, respectively.

(4) Dr. Wallach resigned as a Vice President of the Company as of September 1, 1994 and as President of Molecular Packaging Systems, Inc. and Micro Vesicular Systems, Inc. as of December 31, 1994.

STOCK OPTIONS

     The following tables summarize option grants and exercises during 1994 to or by the Named Executive Officers, and the value of the options held by such persons at the end of 1994. No SARs were granted or exercised during 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE VALUE
                             -----------------------------------------------------------  AT ASSUMED ANNUAL RATES OF
                                NUMBER OF                                                  STOCK PRICE APPRECIATION
                               SECURITIES        % OF TOTAL                                  FOR OPTION TERM (3)
                               UNDERLYING      OPTIONS GRANTED   EXERCISE OR              --------------------------
                             OPTIONS GRANTED    TO EMPLOYEES     BASE PRICE   EXPIRATION      5%            10%
NAME                               (#)         IN FISCAL YEAR     ($/SHARE)      DATE          $             $
- - ---------------------------  ---------------  -----------------  -----------  ----------  -----------  -------------
Edward B. Hager(1) ........        50,000              20.5%      $   13.25     12/07/04  $   417,375  $   1,053,375
John P. Gallo(1) ..........        50,000              20.5           13.25     12/07/04      417,375      1,053,375
Donald F.H. Wallach .......            --                --              --           --           --             --
Stephen G. Hoch(2) ........         8,000               3.3           13.25     12/07/04       66,780        168,540
Denis M. O'Donnell(2)               8,000               3.3           13.25     12/07/04       66,780        168,540
Lawence N. Zitto(2) .......        10,000               4.1           13.25     12/07/04       83,475        210,675

- - ------------------
(1) Options are exercisable in full six months after the date of grant.

(2) Options are exercisable one year after the date of grant, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% of the shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the dates the respective options were granted to their expiration dates.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                      SHARES                    UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                                    ACQUIRED ON     VALUE       AT FISCAL YEAR-END         AT FISCAL YEAR-END
                                     EXERCISE     REALIZED              (#)                        ($)
NAME                                    (#)        ($) (1)    EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE(2)
- - ----------------------------------  -----------  -----------  -------------------------  ---------------------------
Edward B. Hager ..................          --            --        295,000/50,000       $     947,750/$0
John P. Gallo ....................      47,218   $   530,967        345,000/50,000           2,013,250/0
Donald F.H. Wallach ..............      20,000         5,000         25,000/0                        0/0
Stephen G. Hoch ..................          --            --                                    81,175/33,725
Denis M. O'Donnell ...............          --            --         25,250/25,750              28,813/24,437
Lawrence N. Zitto ................          --            --         33,875/21,625             168,560/17,375

- - ------------------
(1) Represents the difference between the exercise price and the last sales price of the Common Stock on the date of the exercise.

(2) Value based on market value of the Company's Common Stock at the end of fiscal 1994 ($12.125 per share) minus the exercise price.

EMPLOYMENT AGREEMENTS

     Pursuant to employment agreements between the Company and each of Dr. Hager and Mr. Gallo, the terms of which agreements were extended by the Board of Directors in December 1994, each of them will be entitled to a 10% increase in salary for each year through 1999. In addition, each of these officers is entitled to continuation of his salary until December 31, 1999 if terminated without cause prior to that date. Dr. Wallach, whose employment agreement terminated on December 31, 1994, resigned as a Vice President of the Company as of September 1, 1994 and as President of MPS and MVS as of December 31, 1994. Each of Drs. Hager and Wallach and Mr. Gallo is bound by certain non-compete and non-solicitation obligations for five years after termination of employment or such longer period during which he receives severance payments under the employment agreement.

                      REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

     The Compensation and Stock Option Committee of the Board of Directors (the 'Committee') is composed of five non-employee directors and is responsible for the development and administration of the Company's executive compensation policies and programs, subject to the review and approval by the full Board. The Committee reviews and recommends to the Board for its approval the salaries and incentive compensation for the executive officers of the Company and grants stock options to executives and other key employees of the Company and its subsidiaries.

     The objectives of the Company's executive compensation program are to:

     o Support the achievement of strategic goals and objectives of the Company.

     o Attract and retain key executives critical to the long-term success of the Company.

     o Align the executive officers' interests with the success of the Company.

Compensation Program

     The Company's executive compensation program consists of three principal elements -- base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

     The base salaries of Dr. Hager and Mr. Gallo have been established pursuant to the terms of employment agreements between each of them and the Company. See 'Employment Agreements.' Base salary levels for the Company's executive officers are generally established based on a review of compensation for competitive positions in the market, the executives' job skills and experience and judgments as to past and future contributions of the executives to the Company's success. Because the Company is engaged in the animal health and pet care products, skin care products and biotechnology businesses, it is difficult to make meaningful compensation comparisons. The Committee seeks to set the annual base salaries of its executives at levels competitive with those paid to executives in these businesses. It seeks, however, to provide its executives with opportunities for substantially higher compensation through annual incentive awards and stock options.

     The annual cash incentive compensation is designed to tie annual awards to Company and individual executive performance. Because the Company's business strategy has been to use the profits from its 'core business' (animal health and pet care products and skin care products) to fund the development of its biotechnology business, typical corporate performance objectives based on increases in net income or earnings per share are not applicable to the Company. Accordingly, the Committee considers a number of factors in determining whether annual incentive awards should be paid, including (i) achievement by the Company and/or specific business units of approved budgets, new product introductions, progress in development of new products and operating income and cash flow goals and (ii) achievement by the executives of their assigned objectives. In considering individual performance, as contrasted to Company performance, the Committee relies more on subjective evaluations of executive performance than on quantitative data or objective criteria.

     Long-term incentives for executive officers and key managers are provided through stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock.

     Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount of such grants, the Committee evaluates a variety of factors including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level, and
(iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. It has been the Company's practice to fix the exercise price of option grants at 100% of the fair market value per share on the date of grant.

Chief Executive Officer's 1994 Compensation

     Dr. Edward B. Hager, Chairman of the Board and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation plans available to the other Company executives. The Committee has set Dr. Hager's total annual compensation, including annual incentive awards and potential additional compensation derived from the Company's stock option program, at a level it believes is competitive with other comparable companies.

     Dr. Hager's annual compensation is governed in large part by the terms of his employment agreement with the Company. In December 1994, the Company extended the term of Dr. Hager's agreement through December 31, 1999. This agreement provides that Dr. Hager will be entitled to a 10% increase in his base salary each year. For 1994, Dr. Hager's salary was $285,500, an increase of $25,955 (10%) over his salary for 1993.

     In determining Dr. Hager's incentive compensation and stock option award, the Committee considered not only the value added to the Company by Dr. Hager's extensive medical expertise but also the diverse nature and competing demands of the two businesses conducted by the Company. The Committee determined that the Company's 'core business' had grown significantly in 1994 and its profits increased over 1993 and that its biotechnology business made significant progress in 1994 despite the lack of funding normally available to comparable companies. The favorable progress in both businesses was, in the Committee's judgment, attributable in large part to the leadership efforts of Dr. Hager and the Company's President, Mr. Gallo. Accordingly, the Committee awarded Dr. Hager a

1994 cash bonus of $55,000 (19.3% of his annual salary), and granted him stock options in 1994 for the purchase of 50,000 shares of Common Stock of the Company.

Tax Considerations

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over one million dollars paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. If the stockholders of the Company approve the proposed amendments to the Company's 1991 Stock Option Plan, which limit the number of shares subject to stock options that may be granted to Company employees, the Plan will comply with
Section 162(m). Accordingly, the compensatory value of options granted to the Company's highly-paid executives that have an exercise price equal to the fair market value of the Common Stock on the date of grant will be deductible for federal income tax purposes and will not be subject to the limitations imposed by Section 162(m). Based on the compensation received by Dr. Hager and the other Named Executive Officers, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. While the Committee does not currently intend to qualify its annual cash incentive compensation as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                          Compensation and Stock Option
                                          Committee
                                          John O. Marsh, Jr., Chairman
                                          Constantine L. Hampers, M.D.
                                          Henry A. Malkasian
                                          David G. Pinosky, M.D.
                                          Terrence O'Donnell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Drs. Pinosky and Hampers and Messrs. Marsh, Malkasian and O'Donnell served on the Company's Compensation and Stock Option Committee during 1994. Mr. Malkasian has been Secretary of the Company since January 1980. Messrs. Malkasian and Marsh are affiliated with Malkasian & Budge and Hazel & Thomas, P.C., respectively, law firms that have provided certain legal services to the Company.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the AMEX Composite Index and a peer group over the same period (assuming the investment of $100 in the Company's Common Stock, the AMEX Composite Index and the peer group on December 31, 1989, and reinvestment of all dividends). The peer group consists of the Company, The Liposome Company, Inc., Liposome Technology, Inc., Nexstar Pharmaceuticals (formerly Vestar, Inc.) and Advanced Polymer Systems, Inc.



                                              12/31/89     12/31/90     12/31/91     12/31/92     12/31/93     12/31/94
  IGI, Inc.                                   $     100    $      95    $     195    $     137    $     118    $     162
  AMEX Composite Index                        $     100    $      82    $     105    $     106    $     126    $     115
  Peer Group                                  $     100    $      94    $     421    $     311    $     195    $     192

        PROPOSAL 2 -- PROPOSED AMENDMENTS TO THE 1991 STOCK OPTION PLAN

     On March 22, 1995, the Company's Board of Directors adopted, subject to stockholder approval, amendments to the Company's 1991 Stock Option Plan (the '1991 Plan') (i) increasing the number of shares of Common Stock authorized for issuance under the 1991 Plan from 1,200,000 to 1,900,000, (ii) limiting to 100,000 the number of shares for which options may be granted in any calendar year to any one person and (iii) providing that options may be granted to consultants and advisors to the Company. The Board of Directors believes that stock options have been, and will continue to be, an important element in attracting and maintaining key employees and directors. The Company does not believe that the current number of shares authorized under the 1991 Plan is adequate for the Company's needs. As of March 15, 1995, 139,500 shares of Common Stock remained available for future grants of stock options under the 1991 Plan.

ADMINISTRATION AND ELIGIBILITY

     The 1991 Plan and the grant of options thereunder is administered by the Compensation and Stock Option Committee of the Company's Board of Directors. The Compensation and Stock Option Committee has the power to determine which key employees of the Company will be granted options under the 1991 Plan, whether such options will be incentive stock options (ISOs) or non-qualified stock options (NQOs), the number of shares of Common Stock covered by, and the duration of, each option so granted under the 1991 Plan, and other terms and conditions applicable to each option so granted under the 1991 Plan. One proposed amendment to the 1991 Plan would expand the category of individuals eligible to participate in the 1991 Plan. Currently, only officers and key employees of the Company and its subsidiaries and non-employee directors of the Company are eligible to participate. The proposed amendment would also allow NQOs to be granted to consultants and advisors to the Company and its subsidiaries. The number of individuals receiving stock options varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine award recipients. At March 15, 1995, the Company and its subsidiaries had approximately 197 full-time employees. The last sale price of the Common Stock reported by the American Stock Exchange on April 10, 1995 was $14.875 per share.

PURCHASE PRICE AND OPTION TERMS

     The price at which shares of Common Stock may be purchased upon the exercise of options granted under the 1991 Plan is determined by the Compensation and Stock Option Committee at the time the option is granted. In the case of ISOs granted to employees and options which the Company intends to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'), the exercise price per share may not be less than the fair market value of a share of Common Stock on the date the option is granted. In the case of an ISO granted to an employee who owns more than 10% of the Common Stock at the time of grant, the exercise price per share may not be less than 110% of such fair market value. The exercise price per share for NQOs granted to key employees may not be less than 50% of the fair market value of a share of Common Stock on the date of grant. If the stockholders approve the amendments to the 1991 Plan, the maximum number of shares for which options may be granted in any one calendar year to any one person will be 100,000. In the case of NQOs granted to Eligible Directors, the exercise price per share shall be the fair market value of a share on the date of grant. No ISO granted under the 1991 Plan may be exercised more than ten years after the date of grant, and no ISO granted to a person who owns more than 10% of the Common Stock at the time of grant may be exercised more than five years following the date of grant. The 1991 Plan expires in 2001.

     While the Company may grant options which become exercisable at different times or within different periods, the Company has generally granted options which are exercisable on a cumulative basis in annual installments of 25% each during the first, second, third and fourth years after the date of grant. In 1994 the Company granted options to Dr. Hager and Mr. Gallo, the Chief Executive Officer and President of the Company, respectively, which are exercisable in full six months after the date of grant.

     Any stock option granted under the 1991 Plan is transferable only by will or the laws of descent and distribution or, in the case of NQOs, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. All options granted under the 1991 Plan to key employees will terminate no later than three months after the severance of the employment relationship between the Company and the optionee for any reason, for cause or without cause, other than death. In the event that an employee dies before the date of expiration of an option, such option will terminate one year following the date of death (subject to the condition that no option is exercisable after the expiration of ten years from its date of grant).

     Optionees who exercise options to purchase securities under the 1991 Plan may pay cash in the amount of the option exercise price and/or deliver other shares of Common Stock owned by the optionee with a fair market value equal to the exercise price of the option shares to be purchased.

     In the event of a dissolution, liquidation, merger, consolidation or reorganization of the Company (an 'Event'), the Board may decide to terminate each outstanding option. If the Board so decides, such option shall terminate as of the effective date of the Event, but the Board shall provide optionees a reasonable notice period during which options which are then exercisable may be exercised.

DIRECTOR OPTIONS

     Sixty days after initial election as a non-employee director ('Eligible Director') by either the Board of Directors or the Company's stockholders, each Eligible Director is granted NQOs for 20,000 shares of Common Stock. In addition, each Eligible Director who was a director on the last business day of each of 1992, 1993 and 1994 was granted a non-qualified option to purchase 10,000 shares of Common Stock, and each Eligible Director then serving as a director on the last business day of each of 1995 and 1996 will be granted a non-qualified option to purchase 10,000 shares of Common Stock. The exercise price per share is the fair market value on the date of grant. Options granted to Eligible Directors are exercisable in full beginning six months after the date of grant and terminate ten years after the date of grant. Such options cease to be exercisable at the earlier of their expiration or three years after an Eligible Director ceases to be a director for any reason. In the event that an Eligible Director ceases to be a director on account of his death, his outstanding options (whether exercisable or not on the date of death) may be exercised within three years after such date (subject to the condition that no such option may be exercised after the expiration of ten years from its date of grant).

CONSULTANT AND ADVISOR OPTIONS

     In 1991, the Board of Directors adopted the IGI, Inc. Non-Qualified Stock Option Plan (the 'NQ Plan'), which authorizes the Board to grant NQOs to consultants and advisors to the Company and its subsidiaries. A total of 250,000 shares were reserved for issuance under the NQ Plan. As of March 15, 1995, options for the purchase of an aggregate of 220,000 shares had been granted.

     The proposed amendments to the 1991 Plan, if adopted by the stockholders, would increase the number of shares available under the 1991 Plan and allow the Company to grant NQOs to consultants and advisors as well as officers, key employees and non-employee directors. If the amendments receive stockholder approval, no further options would be granted under the NQ Plan and the NQ Plan would be terminated. The Board of Directors believes that the ability to grant stock options to consultants and advisors enables the Company to attract outside expertise and advice by providing the recipients of the options with an incentive to own equity in the Company.

FEDERAL INCOME TAX ASPECTS OF OPTIONS

     The following is a summary of the federal income tax treatment of ISOs and NQOs.

     Non-Qualified Options. No taxable income is recognized by the optionee upon the grant of an NQO. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, special rules may apply to persons required to file reports under
Section 16(b) of the Exchange Act as a consequence of the interaction of Section 83 of the Code and Rule 16b-3. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee, subject to the limitations of Section 162(m) of the Code. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

     Incentive Stock Options. As in the case of NQOs, no taxable income will be recognized by the optionee upon the grant of an ISO. However, unlike NQOs, no taxable income will be recognized by the optionee upon the exercise of an ISO, and no corresponding expense deduction will be available to the Company. Generally, if an optionee holds shares acquired upon the exercise of ISOs until the later of (i) two years from the grant of the option or (ii) one year from the date of transfer of the purchased shares to him or her (the 'Statutory Holding Period'), any gain recognized by the optionee on a subsequent sale of such shares will be treated as long-term capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of ISOs is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise.

     If the optionee sells the shares prior to the expiration of the Statutory Holding Period, he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the value of the shares on the date of exercise less the option price, or (ii) the amount realized on the date of sale less the option price, and the Company will receive a corresponding business expense deduction. However, special rules may apply to an officer-optionee. The amount by which the proceeds of sale exceed the fair market value of shares on the date of exercise will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If the optionee sells the stock for less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be a long-term capital loss if the shares are held for more than one year prior to the sale and a short-term capital loss if the shares are held for a shorter period.

     For purposes of the 'alternative minimum tax' applicable to individuals, the exercise of an ISO is treated in the same manner as the exercise of an NQO. Thus, in the year of option exercise an optionee must generally include in his or her alternative minimum taxable income the difference between the exercise price and the fair market value of the stock on the date of exercise. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at rates of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

     If an optionee transfers 'statutory option stock' (which includes stock acquired through the exercise of an ISO) to exercise stock options prior to the expiration of the applicable holding periods, the optionee will recognize ordinary income and the Company will receive a corresponding business expense deduction in an amount equal to the lesser of (i) the fair market value of the statutory option stock on the date it was acquired less its exercise price, or
(ii) the fair market value of such statutory option stock on the date of the exchange less its adjusted basis. Such deduction will be subject to the limitations imposed by Section 162(m) of the Code.

BOARD RECOMMENDATION

     For the reasons set forth above, the Board of Directors believes that the amendments to the 1991 Plan increasing the number of shares of Common Stock authorized for issuance from 1,200,000 to 1,900,000 shares, limiting to 100,000 the number of shares for which options may be granted in any calendar year to any one person and providing that options may be granted to consultants and advisors to the Company is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR the amendment.

           PROPOSAL 3 -- RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has selected Coopers & Lybrand L.L.P. as auditors of the Company for the fiscal year ending December 31, 1995, subject to ratification by stockholders at the Meeting. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this selection. A representative of Coopers & Lybrand L.L.P., which served as auditors for the fiscal year ended December 31, 1994, is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

         PROPOSAL 4 -- STOCKHOLDER PROPOSAL ON ANNUAL MEETING LOCATION

     Mr. Robert Linton, 85 Howard Street, Vineland, New Jersey 08360, the beneficial owner of 14,400 shares of Common Stock, has advised the Company that he intends to present for consideration and action at the Meeting the following resolution:

Resolution Proposed By Stockholder

     RESOLVED: That the Board of Directors of the Company consider a proposal to hold the annual meetings in the vicinity of the Company's world headquarters located in Buena, New Jersey.

Supporting Statement of Proponent

     The current policy of locating the annual meetings solely in the Upper New England area prevents the large body of shareholders located in the vicinity of the world headquarters from taking an active part in the proceedings of their Company. Inasmuch as the Board of Directors meetings are now held at the Buena location and there are any number of suitable locations within a forty-five mile radius of the world headquarters able to host an annual meeting, the relocation of the meetings would pose no significant burden to the Company while providing the shareholders with an opportunity to communicate directly with their Company's directors.

Statement in Opposition to Proposal

     The Company's By-Laws provide that annual meetings and special meetings of the Company's stockholders shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, determine. The Board of Directors of the Company has chosen Boston, Massachusetts, the location of the 1994 Annual Meeting of Stockholders, as the location for the 1995 Annual Meeting of Stockholders. The 1992 and 1993 Annual Meetings were held in Nashua, New Hampshire, the corporate headquarters of two of the Company's subsidiaries, MPS and MVS. The determination as to the location of the Company's annual meetings is one in which management should have flexibility and discretion. The Company has chosen venues such as Boston and Nashua because of the ease of access to these locations by the financial analysts and institutional investors who traditionally attend corporate annual meetings.

     The stockholder proposal presupposes that stockholder business and communications are limited to the annual meeting. On the contrary, however, the Company distributes annual reports to its stockholders and many stockholders correspond with the Company during the year. These avenues of communication provide information in a way that is convenient and virtually cost-free to stockholders. In addition, stockholders residing in the vicinity of the Company's headquarters have potentially greater access to the Company's officers, employees and facilities than more distant stockholders. The Company always welcomes visits to its headquarters by stockholders and will continue to do so as long as such visits do not interfere with the operations of the Company's business.

     If the stockholder-proposed resolution is approved, the Company believes it would be unable to determine whether it was in compliance with the resolution because the 'vicinity' of Buena, New Jersey is vague. In addition, the Company believes that holding annual meetings in the vicinity of Buena would not significantly increase stockholders' access to management and would decrease the Company's flexibility without a compensating benefit to the Company's stockholders.

BOARD RECOMMENDATION

     The Board of Directors recommends that the stockholders vote AGAINST the stockholder proposal.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 1996 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, Wheat Road and Lincoln Avenue, Buena, New Jersey 08310, no later than December 16, 1995 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution. The Company has retained Corporate Investor Communications to assist in the solicitation of proxies for the Meeting, at an estimated cost to the Company of $6,000, plus reimbursement of certain expenses.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By Order of the Board of Directors,

                                            HENRY A. MALKASIAN,
                                            Secretary

April 14, 1995

                                   APPENDIX A

                                   IGI, INC.
                             1991 STOCK OPTION PLAN

         1.   Purpose of Plan

              The purpose of this plan (the "Plan") is to encourage key employees, including officers, of IGI, Inc., a Delaware corporation, ("IGI") and any present or future subsidiary and parent of IGI (hereinafter collectively referred to as the "Company") to acquire shares of common stock of IGI, $.01 par value per share, (the "Common Stock") and thereby increase their proprietary interest in the Company's success and provide an added incentive to remain in the employ of the Company. It is also the purpose of the Plan to grant options to purchase Common Stock to Eligible Directors of IGI (as defined in Section 4 of the Plan) in order to enhance the Company's ability to attract and retain the services of such persons, to provide additional incentive to them and to encourage the highest level of performance by them by offering them a proprietary interest in the Company's success. The words parent and subsidiary shall be interpreted in accordance with Section 422A and Section 425 of the Internal Revenue Code of 1986, as from time to time amended (the "Code"). It is intended that options granted under the Plan shall constitute either "incentive stock options" within the meaning of Section 422A of the Code, or "non-qualified options," as determined by the Committee named in
         Section 3 of the Plan in its sole discretion and indicated on each form of option grant (the "Option Grant"), and the terms of the Plan and Option Grants shall be construed accordingly, provided, however, that Eligible Directors shall be granted only non-qualified options.

         2.   Shares Reserved under the Plan

              Subject to the adjustment provided in Section 9, the aggregate number of shares of Common Stock of IGI which may be issued and sold pursuant to options granted under the Plan shall not exceed 500,000 shares of Common Stock, which may be either authorized but unissued shares or treasury shares. If any options granted under the Plan shall terminate or expire without being fully exercised, the shares which have not been purchased will again become available for purposes of the Plan.

         3. Administration

              The Plan shall be administered solely by a committee (the "Committee") consisting of not less than three (3) members of the Board of Directors of IGI (the "Board"). None of the members of the Committee shall be, or shall have been at any time within one year prior to the date of his appointment to the Committee, a person who in the opinion of counsel to the Company is not a

         "disinterested person" as such term is used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"). The Committee shall be appointed by, and shall serve at the pleasure of, the Board of Directors. A majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee. The Committee shall have the powers granted to it in Sections 3, 4, 5, 7, and 8 of this Plan. The Committee is authorized to interpret the Plan and, subject to the provisions of the Plan, to prescribe, amend, and rescind rules and regulations relating thereto. The Committee is further authorized, subject to the express provisions of the Plan, to alter or amend the form of Option Grant attached hereto and to make all other determinations necessary or advisable in the administration of the Plan. The interpretation and administration by the Committee of any provisions of the Plan and the Option Grant shall be final and conclusive on all persons having any interest therein.

              No member of the Committee or the Board shall be held liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

         4.   Option Grants

              Options to purchase shares of Common Stock under the Plan may be granted to key employees (including officers and directors who are employees) of the Company. In selecting the employees to whom options will be granted and in deciding how many shares of Common Stock will be subject to each option, the Committee shall give consideration to the importance of an employee's duties, to his experience with the Company, to his future value to the Company, to his present and potential contribution to the success of the Company, and to such other factors as the Committee may deem relevant. Subject to the express provisions of the Plan and the form of Option Grant incorporated herein by reference as from time to time altered or amended, the Committee shall have authority to determine with respect to each Option Grant executed and delivered to a key employee the number of installments, the number of shares of Common Stock in each installment, and the exercise dates, and, to the extent not inconsistent with the applicable provisions of the Code, if any, may specify additional restrictions and conditions for any Option Grant executed and delivered to a key employee. Each incentive stock option shall expire not later than ten years from the date of the grant of such option.

              Except as provided in Section 7 below, no incentive stock option may be granted to any employee who, at the time such option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company within the meaning of Section 422A of the Code.

              The date of grant of an option to a key employee under the Plan shall be the date the Committee votes to grant the option, but no optionee who is a key employee shall have the right to exercise his option until the Company has executed and delivered the Option Grant to such optionee. Each option granted under the Plan to a key employee shall be evidenced by and subject to the terms and conditions of the Option Grant which is incorporated into the Plan by reference as from time to time altered or amended.

              No stock option may be transferred by the optionee, other than by will or the laws of descent and distribution or a distribution pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. A stock option can be exercised during the optionee's life only by him, or by any person to whom such option may have been transferred as described in this paragraph.

              "Eligible Directors" shall mean directors who are directors on the date of grant (and, if applicable, on the date of amendment of a grant), who are not employees of the Company and who are not eligible to participate under any other Company stock related plan unless in the opinion of counsel to the Company such participation would not impair the status of such Eligible Director as a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Act.

              Sixty days after his or her initial election as a director by either the Board of Directors or the Company's shareholders, each Eligible Director shall be granted a non-qualified option to purchase 20,000 shares of Common Stock, and each Eligible Director who is a director on the last business day of calendar 1992 shall on such day be granted a non-qualified option to purchase 10,000 shares of Common Stock, and each Eligible Director who is a director on the last business day of calendar 1993 shall on such day be granted a non-qualified option to purchase 10,000 shares of Common Stock.

              The date of grant of an option to an Eligible Director under the Plan shall be the applicable day referred to immediately above.

         5.   Option Plan

              The price per share at which each option granted under the Plan to a key employee may be exercised shall be determined by the

         Committee subject to the provisions of this Section 5. In the case of an incentive stock option, the exercise price shall not be less than the fair market value per share on the date of grant, as determined by the Committee in accordance with applicable provisions of the Code then in effect with respect to incentive stock options. In the case of a non-qualified option, the exercise price shall not be less that 50% of the fair market value per share on the date of grant, as so determined. The purchase price per share of Common Stock under each non-qualified option granted to an Eligible Director shall be the fair market value of such Common Stock as determined by the closing sales price of such Common Stock on the principal exchange on which such Common Stock is traded on the date of grant, or if there are no sales on such date, on the trading day next preceding the date of grant on which a sale took place, or, if the Common Stock is not so traded, then as determined by a principal market maker for such Common Stock selected by the Committee. In no event shall the option price per share for any option under the Plan be less than the par value per share.

         6.   Limitation on Amount

              The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all plans of the Company shall not exceed $100,000.

         7.   Special Rule for 10 Percent Shareholders

              The Committee may grant incentive stock options under this Plan to persons who own more than 10 percent of the combined voting stock of the Company if (i) at the time of the Option Grant the price per share at which the option may be exercised is at least 110 percent of the fair market value of the stock subject to the option and (ii) such option is not exercisable after the expiration of five years from the date such option is granted.

         8.   Non-Qualified Options

              Notwithstanding the provisions of Sections 4, 5, 6 and 7 of this Plan, the Committee may grant options which in one or more respects do not meet the requirements for incentive stock options established by
         Section 422A of the Code. The Committee shall indicate on each Option Grant whether an incentive stock option within the meaning of Section 422A of the Code or a non-qualified option is thereby granted, provided, however, that Eligible Directors shall be granted only non-qualified options.

              Except as otherwise provided in this Plan, the Committee, in its sole discretion, shall establish the terms and conditions for each non-qualified option which it grants. Such terms and conditions may, but need not, include some or all of the provisions of Section 4, 5, 6 and 7 of this Plan with respect to incentive stock options. If the Committee grants an option which in all respects meets the requirements for incentive stock options it may nonetheless designate such option a non-qualified option on the Option Grant, in which case it shall be deemed not to be an incentive stock option.

              Each option granted under the Plan to an Eligible Director shall be evidenced by and subject to the terms and conditions of an Option Grant. Notwithstanding the provisions of the second paragraph of this
         Section 8, each Option Grant executed and delivered to an Eligible Director shall contain the following terms and conditions. Each non-qualified option granted to an Eligible Director shall expire ten years from the date of grant of such option, and shall be exercisable in full beginning on the date which is six months after the date of grant thereof and not before. Each Eligible Director to whom an option is granted may exercise such option from time to time, in whole or in part, during the period that it is exercisable, by payment of the option price of each share purchased, in cash or by delivery of other shares of the Company's Common Stock owned by the Eligible Director with a fair market value equal to the exercise price of the optioned shares purchased, or in any combination of the two forms of payment. Options granted to an Eligible Director shall cease to be exercisable at the earlier of their expiration or three years after the date such Director ceases to be a director for any reason. If an Eligible Director ceases to be a director on account of his death, any non-qualified option previously granted to him, whether or not exercisable at the date of death, may be exercised by his executor, administrator or the person or persons to whom his rights under the option shall pass by will or the applicable laws of descent and distribution, at any time within three years after the date of death, but in no event after the expiration of the option. In the event of an exercise of an option granted to an Eligible Director, the shares of Common Stock subject thereto will be acquired for investment and not with a view to distribution thereof unless there shall be an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect thereto. In the event that the Company, upon the advice of counsel, deems it necessary to list upon official notice of issuance shares to be issued pursuant to the Plan on a national securities exchange or to register under the 1933 Act or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the 1933 Act under the Rules and Regulations of the Securities and

         Exchange Commission or for similar exemption under state law, then the Company shall notify each Eligible Director to that effect and no shares of Common Stock subject to an option shall be issued until such registration, listing or exemption has been obtained. The Company shall make prompt application for any such registration, listing or exemption pursuant to federal or state law or rules of such securities exchange which it deems necessary and shall make reasonable efforts to cause such registration, listing or exemption to become and remain effective. Nothing in this Plan or in the Option Grant will confer upon any Eligible Director the right to continue as a director of IGI. The shares of Common Stock issued on exercise of the option shall be subject to any restrictions on transfer then in effect pursuant to the Certificate of Incorporation or By-laws of the Company.

         9.   Adjustment of Shares Reserved Under the Plan

              The aggregate number and kind of shares reserved under the Plan, the maximum number of shares as to which options may be granted to any individual and the option price per share shall be appropriately adjusted by the Board in the event of any recapitalization of the Company, but no adjustment in the option price shall be made which would reduce the option price per share to less than the par value per share.

         10.  Dissolution or Reorganization

              Prior to a dissolution, liquidation, merger, consolidation, or reorganization of the Company (the "Event"), the Board may decide to terminate each outstanding option. If the Board so decides, such option shall terminate as of the effective date of the Event, but the Board shall suspend the exercise of all outstanding options a reasonable time prior to the Event, giving each optionee not less than fourteen days' written notice of the date of suspension, prior to which an optionee may purchase in whole or in part the shares available to him as of the date of receipt of the notice. If the Event is not consummated, the suspension shall be removed and all options shall continue in full force and effect.

         11.  Amendment and Termination of Plan

              The Board may amend, suspend, or terminate the Plan, including the form of Option Grant incorporated herein by reference. No such action, however, may, without approval or ratification by the shareholders, increase the maximum number of shares reserved under the Plan except as provided in Section 9, alter the class or classes of employees eligible for options, change the number of shares of Common Stock subject to options to be granted to Eligible Directors or the exercise price thereof

         (other than pursuant to Section 9 of this Plan), or the date of grant or the terms and conditions expressly set forth in Section 8 of this Plan, with respect to options granted to Eligible Directors, or make any other change which, pursuant to the Code or regulations thereunder or Section 16(b) of the Act and regulations promulgated thereunder, requires action by the shareholders. No such action may, without the consent of the holder of the option, alter or impair any option previously granted. The provisions of the Plan which relate to the grant of options to Eligible Directors shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

              In any event, the Plan shall terminate 10 years from the date of adoption by the Board of Directors, or if earlier, from the date of approval by the shareholders. Any shares remaining under the Plan at the time of termination which are not subject to outstanding options and any shares which thereafter become available because of the expiration or termination of an option shall cease to be reserved for purposes of the Plan.

         12.  Right to Terminate Employment

              Nothing contained herein or in any Option Grant executed pursuant hereto shall restrict the right of the Company to terminate the employment of any optionee at any time.

         13.  Date of Adoption

              The date of adoption of this Plan by the Board and the Plan's effective date is March 13, 1991.

         14.  Date of Approval

              The date of approval of this Plan by the shareholders is May 9, 1991.

                                   IGI, INC.
                           KEY EMPLOYEE OPTION GRANT

              This incentive stock option/non-qualified option, granted as
         of          , 19     (the "Option") is granted by IGI, Inc. ("IGI")
         to           (the "Optionee"), an employee of IGI or a parent or
         subsidiary of IGI (hereinafter collectively referred to as the "Company").

         1.   Shares Subject to Option

              Pursuant to the provisions of the IGI, Inc. 1991 Stock Option Plan, as amended from time to time (the "Plan"), IGI hereby grants to
         the Optionee an option to purchase           shares of its Common
         Stock ($.01 par value) (the "Optioned Shares") at a price of $     per
         share, in accordance with and subject to all the terms and conditions of the Plan and subject to the terms and conditions hereinafter set forth. The Plan and any amendments are hereby incorporated by reference and made a part hereof.

         2.   Term and Exercise of Option

              Except as otherwise provided in the Plan, or in this Option, the
         Option shall terminate at the close of business     years from the
         date of grant and may be exercised only by the Optionee or, to the extent provided in Section 3(b) hereof, by his legal representative.

              While the Option is effective and the Optionee continues to be employed by the Company, the Optioned Shares shall become available for purchase by the Optionee in installments on the following dates:

                        Date                     Number of Shares
                        ----                     ----------------

              Unpurchased portions of available installments may be accumulated and subsequently purchased by the Optionee. The option price of each share purchased shall be paid in cash or by delivery of other shares of the Company's Common Stock owned by the Optionee with a fair market value equal to the exercise price of the Optioned Shares to be purchased, or in any combination of the two forms of payment.

              If the Option is not an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as from time to time amended, then in addition to payment of the option price for each share purchased, the Optionee shall pay the amount of federal and state withholding taxes determined by the Committee named in Section 3 of the Plan (or by the Committee's designate) to be owing with respect to the compensation income that the Optionee will realize upon each share purchased.

              The Company, upon fulfillment of the requirements for exercise, including receipt of the payment of the purchase price and all applicable withholding taxes, shall deliver the shares purchased hereunder to the Optionee.

         3.   Terms and Conditions of Exercise

              Each exercise and purchase of shares pursuant to the Option shall be subject to the following terms and conditions:

                   (a) The Optionee shall have remained in the continuous employ of the Company from the date of the Option Grant until the date of exercise, provided that, if the Optionee's employment terminates for any cause other than death, the Optionee may purchase in whole or in part within three months after termination of employment the shares available to him on his termination date provided that the expiration date of the Option as to such shares shall not have occurred.

                   (b) If the Optionee dies, then his legal representative or the person or persons to whom his rights under the Option shall pass by will or by the applicable laws of descent and distribution shall be entitled, subject to the condition that no Option shall be exercisable after the expiration of ten years from the date it was granted, within twelve months after the date of his death, to exercise the Option to the extent that the Optionee would have been entitled to exercise the Option on the date of his death.

                   (c) The Optionee shall hold the Optioned Shares for
              investment and not with a view to, or for resale in connection with, any public distribution of such shares, and if requested, shall deliver to the Company appropriate certificates to that effect. This restriction shall terminate upon the registration of such shares under federal and state securities laws.

                   (d) In the event that the Company, upon the advice of
              counsel, deems it necessary to list upon official notice of issuance any shares to be issued pursuant to the Plan on a national securities exchange or to register under the Securities Act of 1933 or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the Securities Act of 1933 under the Rules and Regulations of the Securities and Exchange Commission or for similar exemption under state law, then the Company shall notify the Optionee to that effect and no Optioned Shares shall be issued until such registration, listing or exemption has been obtained. The Company shall make prompt application for any such registration, listing or exemption pursuant to federal or state law or rules of such securities exchange which it deems necessary and shall make reasonable efforts to cause such registration, listing or exemption to become and remain effective.

              4.   Option Non-Transferable

                   The Option may not be transferred by the Optionee or by
              operation of law other than by will or by the laws of descent and distribution, or by a distribution pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. It may be exercised during the lifetime of the Optionee only by him or by any person to whom the Option may have been transferred as described in this paragraph.

              5.   Right to Terminate

                   Nothing contained in the Option Grant shall restrict the
              right of the Company to terminate the employment of the Optionee at any time.

              6.   Dissolution or Reorganization

                   Prior to dissolution, liquidation, merger, consolidation, or reorganization of the Company (the "Event"), the Board may decide to terminate each outstanding option. If the Board so decides, each option shall terminate as of the effective date of the Event, but the Board shall suspend the exercise of all outstanding options a reasonable time prior to the Event, giving each Optionee not less than fourteen days' written notice of the date of suspension, prior to which an Optionee may purchase in whole or in part the Optioned Shares available to him as of the date of receipt of the notice. If the Event is not consummated, the suspension shall be removed and all options shall continue in full force and effect.

              7.   Restrictions on Transfer of Stock

                   The shares of stock issued on exercise of the Option shall be subject to any restrictions on transfer then in effect pursuant to the Certificate of Incorporation or By-laws of the Company and to any other restrictions or provisions attached hereto and made a part hereof or set forth in any contract or agreement binding on the Optionee.

              8.   Notice Concerning Disposition of Shares

                   If the Option granted hereby is an incentive stock
              option, any disposition by the Optionee of Optioned Shares purchased under the Option within two years from the date of grant or within one year after their transfer to the Optionee will deprive the Optionee of certain tax benefits with respect to the Option which might otherwise be available. Optionees are urged to review the Prospectus for the offering under which the Option is granted for a more detailed discussion of the federal tax consequences of such a disposition under current law.

                                                  IGI, INC.

         (Corporate Seal)

                                                  By:___________________________
                                                        JOHN P. GALLO, President

         Attest:_______________________
                Secretary

                                   IGI, INC.

                                AMENDMENT NO. 1

                        IGI, INC. 1991 STOCK OPTION PLAN

              The IGI, Inc. 1991 Stock Option Plan (the "Plan") is hereby amended as set forth below:

         1.   Increase in Authorized Shares

              Section 2 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

                   "Subject to the adjustment provided in Section 9, the
              aggregate number of shares of Common Stock of IGI which may be issued and sold pursuant to options granted under the Plan shall not exceed 1,200,000 shares of Common Stock, which may be either authorized but unissued shares or treasury shares."

         2.   Eligible Director Shares

              The penultimate paragraph of Section 4 of the Plan is hereby amended by adding the following sentence to the end thereof:

                   "In addition to the foregoing, each Eligible Director who is a director on the last business day of calendar 1994 shall on such day be granted a non-qualified option to purchase 10,000 shares of Common Stock, each Eligible Director who is a director on the last business day of calendar 1995 shall on such day be granted a non-qualified option to purchase 10,000 shares of Common Stock, and each Eligible Director who is a director on the last business day of calendar 1996 shall on such day be granted a non-qualified option to purchase 10,000 shares of Common Stock."

         3.   Transferability of Shares

              The first sentence of the paragraph in Section 4 of the Plan immediately preceding the paragraph defining "Eligible Directors" is hereby deleted and the following shall be substituted in lieu thereof:

                   "No stock option may be transferred by the optionee, other than by will or the laws of descent and distribution or, in the case of non-qualified options, a distribution pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder."

         4. In all other respects, the Plan shall remain in full force and effect.

                                                  Adopted by the Board of
                                                  Directors on March 11, 1993

                                                  Adopted by the Stockholders on
                                                  May 12, 1993

                                   IGI, INC.

                                AMENDMENT NO. 2

                        IGI, INC. 1991 STOCK OPTION PLAN

              The IGI, Inc. 1991 Stock Option Plan, as amended (the "Plan"), is hereby amended as set forth below:

         1. Section 1 of the Plan is hereby deleted in its entirety and replaced by the following:

              "The purpose of this plan (the "Plan") is to encourage key employees, including officers, of IGI, Inc., a Delaware corporation ("IGI"), and any present or future subsidiary and parent of IGI (hereinafter collectively referred to as the "Company") to acquire shares of common stock of IGI, $.01 par value per share (the "Common Stock"), and thereby increase their proprietary interest in the Company's success and provide an added incentive to remain in the employ of the Company. It is also the purpose of the Plan to grant options to purchase Common Stock to Eligible Directors of IGI (as defined in Section 4 of the Plan) and consultants and advisors to the Company in order to enhance the Company's ability to attract and retain the services of such persons, to provide additional incentive to them and to encourage the highest level of performance by them by offering them a proprietary interest in the Company's success. The words parent and subsidiary shall be interpreted in accordance with
              Section 422A and Section 425 of the Internal Revenue
              Code of 1986, as from time to time amended (the "Code").
              It is intended that options granted under the Plan shall constitute either "incentive stock options" within the meaning of Section 422A of the Code, or "non-qualified options," as determined by the Committee named in Section 3 of the Plan in its sole discretion and indicated on each form of option grant (the "Option Grant"), and the terms of the Plan and Option Grants shall be construed accordingly, provided, however, that Eligible Directors and consultants and advisors to the Company shall be granted only non-qualified options."

         2. Section 2 of the Plan is hereby deleted in its entirety and replaced by the following:

                   "Subject to the adjustment provided in Section 9, the
              aggregate number of shares of Common Stock of IGI which may be issued and sold pursuant to options granted under the Plan shall not exceed 1,900,000 shares of Common Stock, which may be either authorized but unissued shares or treasury shares. Subject to the adjustment provided in Section 9, the maximum number of shares with respect to which options may be granted to any person under the Plan shall not exceed 100,000 shares of Common Stock during any calendar year during the term of the Plan. For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option, separate from the original grant that is repriced or cancelled. If any options granted under the Plan shall terminate or expire without being fully exercised, the shares which have not been purchased will again become available for purposes of the Plan."

         3. The first paragraph of Section 4 of the Plan is hereby deleted in its entirety and replaced by the following:

              "Options to purchase shares of Common Stock under the Plan may be granted to key employees (including officers and directors who are employees) of the Company and consultants and advisors to the Company. In selecting the individuals to whom options will be granted and in deciding how many shares of Common Stock will be subject to each option, the Committee shall give consideration to the importance of an optionee's duties and responsibilities, to his experience with the Company, to his future value to the Company, to his present and potential contribution to the success of the Company, and to such other factors as the Committee may deem relevant. Subject to the express provisions of the Plan and the form of Option Grant incorporated herein by reference as from time to time altered or amended, the Committee shall have authority to determine with respect to each Option Grant executed and delivered to an optionee the number of installments, the number of shares of Common Stock in each installment, and the exercise dates, and, to the extent not inconsistent with the applicable provisions of the Code, if any, may specify additional restrictions and conditions for any Option Grant executed and delivered to an optionee.
              Each incentive stock option shall expire not later than ten years from the date of the grant of such option."

         4. The third paragraph of Section 4 of the Plan is hereby deleted in its entirety and replaced by the following:

              "The date of grant of an option to an optionee under the Plan (other than an Eligible Director) shall be the date the Committee votes to grant the option, but no such optionee shall have the right to exercise his option until the Company has executed and delivered the Option Grant to such optionee. Each option granted under the Plan to an optionee (other than an Eligible Director) shall be evidenced by and subject to the terms and conditions of the Option Grant which is incorporated into the Plan by reference as from time to time altered or amended."

         5. The first sentence of Section 5 of the Plan is hereby deleted in its entirety and replaced by the following:

              "The price per share at which each option granted under the Plan to an optionee (other than an Eligible Director) may be exercised shall be determined by the Committee subject to the Provisions of this Section 5."

         6. The last sentence of the first paragraph of Section 8 of the Plan is hereby deleted in its entirety and replaced by the following:

              "The Committee shall indicate on each Option Grant whether an incentive stock option within the meaning of
              Section 422A of the Code or a non-qualified option is thereby granted, provided, however, that Eligible Directors and consultants and advisors to the Company shall be granted only non-qualified options."

         7. In all other respects, the Plan shall remain in full force and effect.

                                                              Adopted by the
                                                              Board of Directors
                                                              on March 22, 1995

                                   IGI, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1995

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                      BOARD OF DIRECTORS OF THE COMPANY

              The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John P. Gallo, Edward B. Hager and Henry A. Malkasian, and each of them singly, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of IGI, Inc. (the "company") to be held on Tuesday, May 9, 1995 at 10:00 a.m. at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, and at any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR PROPOSALS l, 2 AND 3 AND AGAINST PROPOSAL 4.

          PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY
                             IN ENCLOSED ENVELOPE.

         Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                           HAS YOUR ADDRESS CHANGED?

         [X]         PLEASE MARK VOTES AS IN THIS EXAMPLE

               (1)  Election of Directors

               [ ]     For

               [ ]     Withhold

               [ ]     For All Except

                       Edward B. Hager, M.D., John P. Gallo, Henry A. Malkasian, Jane E. Hager, David G. Pinosky, M.D., Constantine L. Hampers, M.D., John O. Marsh, Jr., Terrence O'Donnell and Dick Cheney

                       If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares voted will be voted for the remaining nominee(s).

               (2)  To approve amendments to the Company's 1991 Stock
                    Option Plan (i) increasing the number of shares of Common Stock authorized for issuance from 1,200,000 to 1,900,000, (ii) limiting to 100,000 the number of shares for which options may be granted in any calendar year to any one person and (iii) providing that options may be granted to consultants and advisors to the Company.

                    For [ ]        Against [ ]         Abstain [ ]

               (3) To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the 1995 fiscal year.

                    For [ ]        Against [ ]         Abstain [ ]

               (4) To consider and vote upon a stockholder-proposed resolution relating to the location of the Company's annual meetings.

                    For [ ]        Against [ ]         Abstain [ ]

               (5) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

               RECORD DATE SHARES:

               The Board of Directors recommends you vote FOR proposals 1, 2 and 3 and AGAINST proposal 4.

          Please be sure to sign and date this Proxy.         Date: ____________

          __________________________              ______________________________
          Stockholder sign here                   Co-owner sign here

          Mark box at right if address change has been
          noted on the reverse side of this card.                            [ ]

                                   IGI, Inc.

                         Wheat Road & Lincoln Avenue
                           Buena, New Jersey 08310

                                April 14, 1995

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

    Re: IGI, Inc.
        Definitive Proxy Statement
        File No. 0-10063
        --------------------------

Ladies and Gentlemen:

   Transmitted herewith through the EDGAR system is the Notice of Meeting, Proxy Statement, Proxy Card and IGI, Inc. 1991 Stock Option Plan in connection with the Annual Meeting of Stockholders of IGI, Inc. (the "Company") to be held on May 9, 1995. These proxy materials will be mailed to stockholders of the Company on or about April 14, 1995. The Company has wired $125 in payment of the filing fee to the Commission's lockbox depository at Mellon Bank.

   If you have any questions or comments, please contact me at
(609) 697-1441.

   Thank you for your attention to this matter.

                                   Very truly yours,

                                   /s/   Kevin J. Bratton
                                   -----------------------------
                                   Kevin J. Bratton
                                   Vice President and Treasurer